Exhibit 99.1

FOR IMMEDIATE RELEASE
Republic Bank Further Enhances Senior Leadership Team with Appointment of
Linda Sanchez as Executive Vice President and Chief People Officer

PHILADELPHIA, July 19, 2023 (GLOBE NEWSWIRE) – Republic First Bancorp, Inc. (NASDAQ: FRBK) (“Republic” or the “Company”), the parent company of Republic First Bank d/b/a Republic Bank (the “Bank”), today announced the appointment of Linda Sanchez as Executive Vice President and Chief People Officer (“CPO”), effective July 17, 2023. Ms. Sanchez brings more than 25 years of experience in human resources, administration, and operations across the financial and professional services sectors. She will report directly to Thomas X. Geisel, President and CEO.

As CPO, Ms. Sanchez will oversee the financial and strategic aspects of human capital planning, as well as talent acquisition and retention, training and development, corporate benefits, and compensation. She will also spearhead Republic Bank’s Diversity, Equity & Inclusion (“DEI”) efforts, continuing its culture of inclusivity and reinforcing the Bank's commitment to an environment where everyone can thrive and succeed.

Mr. Geisel commented:

"We are thrilled to welcome Linda to our Executive Leadership Team as Chief People Officer. This is another important step in a series of actions we are taking to strengthen our senior leadership and position Republic to execute on our value-enhancing strategy. It is also a testament to our ability to attract impressive and talented individuals who recognize the exciting opportunities that lay ahead. Linda’s human resources expertise, combined with her commitment to fostering a diverse and inclusive workplace, will make her an invaluable asset to the organization. We are excited about what Linda brings to the table and believe she will play a key role in shaping our overall organizational strategy and building an even stronger and more diverse culture."

Ms. Sanchez has built a strong reputation for instituting effective human resources strategies, including in her most recent role as Chief People Officer at Diversified Search Group. Prior to this role, she held the position of Chief Human Resources Officer at The Bryn Mawr Trust Company where she effectively created and implemented a DEI program for the benefit of all the company’s employees as well as its other key stakeholders. Ms. Sanchez has also served in executive roles at other reputable financial groups throughout her career. She received a B.S. is Human Development and Family Studies from Pennsylvania State University and holds several other professional certifications. She actively participates in various non-profit boards and other professional affiliations.

About Republic Bank
Republic Bank is the operating name for Republic First Bank. Republic First Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its 33 offices located in Atlantic, Burlington, Camden, Cape May, and Gloucester Counties in New Jersey; Bucks, Delaware, Montgomery and Philadelphia Counties in Pennsylvania, and New York City. For more information about Republic Bank, please visit myrepublicbank.com.

Forward-Looking Statements
This press release, and oral statements made regarding the subjects of this release, contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to regain compliance with the Nasdaq listing requirements and future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance and are inherently subject to significant uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release. You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2021 and other documents the Company files from time to time with the Securities and Exchange Commission.

Contacts:

Longacre Square Partners
Joe Germani / David Reingold
jgermani@longacresquare.com/ dreingold@longacresquare.com